UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

WOODWARD, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed in exhibit required by Item 25(p) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Woodward p.o. Box 8016, cary, nc 27512-9903 woodward, inc. Important notice regarding the availability of proxy materials for the stockholders meeting to be held on january 24, 2024 for stockholders of record as of november 27, 2023 this communication presents only an overview of the more complete proxy materials that are available to you on the internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/wwd to vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under united states securities and exchange commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and vote go to www.proxydocs.com/wwd have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before january 12, 2024. To order paper materials, use one of the following methods. Internet www.investorelections.com/wwd telephone (866) 648-8133 * e-mail paper@investorelections.com when requesting via the internet or telephone you will need the 12 digit control number located in the shaded box above. * if requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. Woodward, inc. Meeting materials: notice of meeting, proxy statement, and annual report meeting type: annual meeting of stockholders date: wednesday, january 24, 2024 time: 8:00 am, mountain time place: annual meeting to be held live via internet - please visit www.proxydocs.com/wwd for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/wwd see reverse for full agenda

Woodward, inc. Annual meeting of stockholders the board of directors recommends a vote: for on proposals 1, 2 and 3 proposal 1. Elect as directors the three nominees identified in this proxy statement, each to serve for a term of three years; 1.01 charles p. Blankenship, jr. 1.02 john d. Cohn 1.03 daniel g. Korte 2. Vote on an advisory resolution regarding the compensation of the company’s named executive officers; 3. Ratify the appointment of deloitte & touche llp as the company’s independent registered public accounting firm for the fiscal year ending september 30, 2024; and 4. Transact other business that properly comes before the meeting, or any postponement or adjournment thereof.